Exhibit 99.1

WM Names Tara Hemmer Chief Operating Officer

Rafa Carrasco Retiring from WM

Houston — May 13, 2026 — WM (NYSE: WM) announced that its Board of Directors has appointed Tara Hemmer to the position of Executive Vice President and Chief Operating Officer (COO), reporting to John Morris, the company’s President, who had also been serving as COO.

Hemmer will assume responsibility for the company’s operating platform, in addition to continuing to lead the Sustainability businesses, including Recycling, Renewable Energy, and Advisory Services.

"Tara is an outstanding leader with a proven track record of delivering strong results over her 27-year tenure with WM. As I've worked closely with her throughout that time, I have witnessed firsthand Tara's commitment to enhancing shareholder value and growing the WM business through operational excellence," said John Morris, WM’s President. "Over the last five years, she has successfully led WM's Sustainability growth strategy – expanding our asset network to include the addition of 14 new RNG sites and 37 recycling facilities with state-of-the-art technology. There is no one more well-prepared than Tara to lead and evolve WM's operations for the future."

"I'm honored to be named as WM's Chief Operating Officer and continue to build on the company’s reputation as an operational and environmental innovator. I'm looking forward to accelerating WM's Operations transformation focused on deploying next-generation technology that will advance the modernization of our operating model – delivering increased productivity and valuable solutions for our customers while also delivering results for shareholders," said Hemmer. "Most importantly, I'm proud to have the opportunity to lead such an exceptional Operations organization, including our over 47,000 frontline employees.”

Hemmer joined WM in 1999 and has progressed through various leadership roles, including Senior Vice President of Field Operations, Senior Vice President of Operations, Safety and Environmental Compliance, Vice President of Disposal Operations, Area Vice President for the Greater Mid-Atlantic Area and, most recently, Chief Sustainability Officer. She graduated from Cornell University with a Bachelor of Science in Civil and Environmental Engineering.

The company also announced that Rafael Carrasco, WM’s Senior Vice President of Enterprise Strategy and President of the WM Healthcare Solutions business, will be retiring from WM in July. “I want to thank Rafa for his 10 years with the company in a range of operational leadership roles,” said Jim Fish, WM CEO. “His leadership over the Stericycle business and a successful integration have set the WM medical waste and Shred-it businesses up with a strong foundation for future growth. We wish Rafa well in his next chapter.” With Rafa’s retirement, the WM Healthcare Solutions business will report directly to John Morris.

about wm

WM (WM.com) is North America's leading provider of comprehensive environmental solutions. Previously known as Waste Management and based in Houston, Texas, WM is driven by commitments to put people first and achieve success with integrity. The company, through its subsidiaries, provides collection, recycling and disposal services to millions of residential, commercial, industrial, medical and municipal customers throughout the U.S. and Canada. With innovative infrastructure and capabilities in recycling, organics and renewable energy, WM provides environmental solutions to and collaborates with its customers in helping them pursue their sustainability goals. In North America, WM has the largest disposal network and collection fleet, is the largest recycler and is a leader in beneficial use of landfill gas, with a growing network of renewable natural gas plants and the most landfill gas-to-electricity plants, as well as the largest heavy-duty natural gas truck fleet in the industry. WM also provides collection and disposal services of regulated medical waste and secure information destruction services in the U.S., Canada and Western Europe. To learn more about WM and the company's sustainability progress and solutions, visit Sustainability.WM.com.

FOR MORE INFORMATION

WM

Website

www.wm.com

Analysts

Ed Egl

713.265.1656

eegl@wm.com

Media

Toni Werner

media@wm.com

###